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                             SHUSTAK JALIL & HELLER
                           A PROFESSIONAL CORPORATION

                               545 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 688-5900
                           FACSIMILE: (212) 688-6151

                                    -------

                              401 WEST "A" STREET
                                   SUITE 2330
                              SAN DIEGO, CA 92101              Geneva
                           TELEPHONE: (619) 696-9500
                           FACSIMILE: (619) 615-5290           ----
                                www.shufirm.com                email@shufirm.com




                                          March 1, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


      RE: Buyenergy Corporation
          ---------------------


Dear Sir/Madam:


     We have been requested to render this opinion as counsel for Buyenergy Corporation, a Nevada corporation (the "Company").


     In our opinion, the shares issued were duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.


     We consent to the filing of the opinion as part of the Registration Statement of the Company.



                                          Sincerely,


                                          SHUSTAK JALIL & HELLER




                                           /s/ Shustak Jalil & Heller
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